                                                                 Exhibit (i)(22)

July 2, 2009

Janus Investment Fund
151 Detroit Street
Denver, CO 80206-4805

Re: Public Offering of Janus Investment Fund Class A, C, R, S, and I Shares, as applicable

Gentlemen:

I have acted as Vice President and Chief Legal Counsel for Janus Investment Fund, a Massachusetts business trust (the "Trust"), in connection with the filing with the Securities and Exchange Commission of a post-effective amendment to the Trust's registration statement with respect to the proposed sale of beneficial interest, $0.01 par value, of Class A Shares, Class R Shares, Class C Shares, Class S Shares and Class I Shares, as applicable, (the "Shares"), as separate classes of shares of the series of the Trust shown below:

                FUND                      SHARE CLASSES
------------------------------------   -------------------
INTECH Risk-Managed Core Fund          Class A, C, S, I
Janus Balanced Fund                    Class A, C, R, S, I
Janus Contrarian Fund                  Class A, C, R, S, I
Janus Enterprise Fund                  Class A, C, R, S, I
Janus Flexible Bond Fund               Class A, C, R, S, I
Janus Fund                             Class A, C, R, S, I
Janus Global Life Sciences Fund        Class A, C, S, I
Janus Global Opportunities Fund        Class A, C, S, I
Janus Global Research Fund             Class A, C, S, I
Janus Global Technology Fund           Class A, C, S, I
Janus Growth and Income Fund           Class A, C, R, S, I
Janus High-Yield Fund                  Class A, C, R, S, I
Janus Research Core Fund               Class A, C, R, S, I
Janus Research Fund                    Class A, C, S, I
Janus Orion Fund                       Class A, C, R, S, I
Janus Overseas Fund                    Class A, C, R, S, I
Janus Short-Term Bond Fund             Class A, C, S, I
Janus Smart Portfolio - Conservative   Class A, C, S, I
Janus Smart Portfolio - Growth         Class A, C, S, I
Janus Smart Portfolio - Moderate       Class A, C, S, I
Janus Triton Fund                      Class A, C, R, S, I
Janus Worldwide Fund                   Class A, C, R, S, I
Perkins Mid Cap Value Fund             Class A, C, R, S, I
Perkins Small Cap Value Fund           Class A, C, R, S, I

I have examined the Trust's Amended and Restated Trust Instrument and Amended and Restated Bylaws, each as may be further amended, the proceedings of its trustees relating to the authorization, issuance and proposed sale of the Shares, and such other records and documents as I have deemed relevant. Based upon such examination, it is my opinion that upon the issuance and sale of the Shares in the manner contemplated by the aforesaid post-effective amendment to the Trust's registration statement, such Shares will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the above-referenced registration statement. This opinion is for the exclusive use of the Trust in connection with the filing of such post-effective amendment to the Trust's registration statement to establish and designate the Fund and its Shares with the Securities and Exchange Commission (and certain state securities commissions) and is not to be used, circulated, quoted, relied upon or otherwise referred to by any other person or for any other purpose. This opinion is given as of the date hereof and I render no opinion and disclaim any obligation to revise or supplement this opinion based upon any change in applicable law or any factual matter that occurs or comes to my attention after the date hereof.

Very truly yours,


/s/ Stephanie Grauerholz-Lofton

Stephanie Grauerholz-Lofton
Chief Legal Counsel, Vice President
and Secretary


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